Exhibit 99.1

TEARLAB Announces Receipt of Nasdaq Staff Determination;

Company to Request Hearing

SAN DIEGO, September 16, 2016 — TearLab Corporation (NASDAQ:TEAR) (TSX: TLB) (the “Company”) today announced that on September 16, 2016, the Company received a letter from the Nasdaq Listing Qualifications Staff (the “Staff”) indicating that the Company failed to regain compliance with the $1.00 minimum bid price requirement for continued listing on The Nasdaq Capital Market by September 12, 2016.The Company intends to request a hearing before the Nasdaq Hearings Panel (the “Panel”), at which it will present its plan to demonstrate compliance with the bid price requirement and request an extension of time within which to do so. The Company’s request for a hearing will stay any action by the Staff with respect to the Company’s listing on Nasdaq pending the issuance of the Panel’s decision and expiration of any extension granted by the Panel. The Company will provide an update when relevant information becomes available.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future listing on the NASDAQ, other capital markets and our plans to maintain our current listing. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2015, filed with the SEC on March 9, 2016, and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 4, 2016. We do not undertake to update any forward-looking statements except as required by law.